UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

102 Duffy Avenue, Hicksville, New York 11801

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit SecuritiES SM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On September 5, 2023, New York Community Bancorp, Inc. (the “Company”) appointed Julie-Ann Signorille-Browne as Senior Executive Vice President and Chief Operating Officer of the Company. Ms. Signorille-Browne will serve as the Company’s principal operating officer in her current capacity as Senior Executive Vice President and Chief Operating Officer of the Company.

Ms. Signorille-Browne, age 59, joined the Company in 2021 as Executive Vice President and Chief Administrative Officer, was appointed Assistant Chief Operating Officer in June 2022, and was appointed Director of Operations in December 2022. She has more than three decades of experience in bank operations, process management, and mergers and acquisitions integration. Prior to joining the Company, Ms. Signorille-Browne served as Executive Vice President and Chief Operating Officer of the consumer bank at Citizens Financial Group from September 2017 to May 2021.

Ms. Signorille-Browne is an “at will” employee and does not have an employment agreement with the Company. The written and unwritten arrangements under which Ms. Signorille-Browne is compensated include:

•	a base salary, which is currently $600,000, reviewed annually by the Compensation Committee of the Board of Directors of the Company;

•	eligibility for cash bonuses and eligibility for awards under the Company’s 2020 Omnibus Incentive Plan, as determined by the Compensation Committee; and

•	a broad-based benefits package offered to all employees, including medical, dental and vision benefits and long-term disability, life, accidental death and dismemberment and voluntary life insurance.

No material plan, contract or arrangement has been entered into, or materially amended, in connection with Ms. Signorille-Browne’s appointment as the Company’s Senior Executive Vice President and Chief Operating Officer and no grant or award has been made to Ms. Signorille-Browne under any such plan, contract or arrangement in connection with her appointment as Senior Executive Vice President and Chief Operating Officer. The Company previously entered into a change in control agreement with Ms. Signorille-Browne, dated as of September 7, 2021, pursuant to which certain severance payments would be due to Ms. Signorille-Browne following a change in control event involving the Company. The terms of Ms. Signorille-Browne’s change in control agreement were not amended in connection with Ms. Signorille-Browne’s appointment as Senior Executive Vice President and Chief Operating Officer.

There are no family relationships between Ms. Signorille-Browne and any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she has been selected as an officer of the Company. Except as provided above, there have been no transactions directly or indirectly involving Ms. Signorille-Browne that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

Item 8.01.	Other Events.

On September 6, 2023, the Company issued a press release announcing the appointment of Julie Signorille-Browne as Senior Executive Vice President and Chief Operating Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release Dated September 6, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2023	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore DiMartino
Salvatore DiMartino
Executive Vice President
Chief of Staff to the CEO